UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Offering of Convertible Senior Notes

On January 10, 2012, PHH Corporation (“PHH” or the “Company”) issued a press release announcing its intention to offer $150 million aggregate principal amount of convertible senior notes due 2017 (the “Offering”), subject to market and other conditions. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In connection with the Offering, the Company disclosed in its prospectus supplement related thereto, filed with Securities and Exchange Commission on January 10, 2012 pursuant to Rule 424, the following information:

Preliminary 2011 Mortgage Production Statistics

Set forth in the table below are certain operating statistics for each of the quarters and years ended December 31, 2011 and 2010 for the Company’s Mortgage Production segment. The financial information set forth in the table below for the quarter and year ended December 31, 2011 is preliminary and has not been reviewed by the Company’s auditors, as the Company is in the early stages of compiling its financial information for the quarter and year ended December 31, 2011. Accordingly, there can be no assurance that the information set forth below will not differ materially from the financial information reflected in the Company’s financial statements for the year ended December 31, 2011 when such financial statements have been finalized. In addition, there can be no assurance that the financial information set forth in the table below is indicative of future performance.

	Three Months Ended December 31,			Full Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
	(Dollar amounts in millions, except average loan amount)

Loans closed to be sold	$11,807	$14,438	(18)%	$37,889	$37,747	—
Fee-based closings	3,812	3,996	(5)%	14,056	11,247	25%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Purchase closings	$4,326	$5,316	(19)%	$20,404	$20,270	1%
Refinance closings	11,293	13,118	(14)%	31,541	28,724	10%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Fixed rate	$11,888	$14,641	(19)%	$37,692	$38,657	(2)%
Adjustable rate	3,731	3,793	(2)%	14,253	10,337	38%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Retail closings	$10,219	$11,333	(10)%	$35,592	$33,429	6%
Wholesale/correspondent closings	5,400	7,101	(24)%	16,353	15,565	5%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Average loan amount	$261,653	$241,857	8%	$258,365	$238,187	8%
Loans sold	$11,728	$12,583	(7)%	$40,035	$34,535	16%
Applications	$18,580	$19,305	(4)%	$67,586	$74,628	(9)%
IRLCs expected to close	$9,743	$9,170	6%	$33,717	$38,330	(12)%

2011 Compared With 2010.

Interest rate lock commitments expected to close (“IRLCs”) decreased by 12% during 2011 compared to 2010 primarily due to the decline in mortgage interest rates during the latter half of 2010, which resulted in significant refinance activity. Total closings increased by 6% during 2011 compared to 2010 which was comprised of a 1% increase in purchase closings and a 10% increase in refinance closings. Purchase closings increased slightly during 2011 compared to 2010 and were driven by an improvement in home sales. The higher refinance closings in 2011 were primarily driven by the decline in mortgage interest rates during the latter half of 2010, which resulted in an increase in refinance activity and IRLCs that ultimately closed in 2011.

Liquidity Improvement Plans

The Company is currently reviewing various alternatives to improve its liquidity. Such alternatives may involve one or more of the following: (i) focusing its efforts to ensure that its operations are cash flow positive, which may include reductions in the Company’s correspondent mortgage originations and capital expenditures; (ii) dispositions of non-core assets, including the Company’s reinsurance business or assets related thereto; and (iii) pursuing alternative sources of financing for the Company mortgage servicing rights, which may include the sale of mortgage servicing rights or excess servicing rights (the portion of the mortgage servicing right representing the amount that exceeds the costs of actually servicing the loan). Any sale of mortgage servicing rights is dependent upon a number of factors, including (i) the buyer’s assessment of the risk of the Company as a counterparty and (ii) bifurcation of representation and warranty liability, which, depending on the nature of servicing, requires approval from the government-sponsored entities or Ginnie Mae. While the Company believes that these alternatives will ensure that it has sufficient liquidity to meet its debt service obligations and operate its business, there can be no assurance that it will be successful in implementing any such alternatives or, if it is successful, that such alternatives will be sufficient to meet its liquidity needs. Additionally, if the Company is successful in executing upon any such alternatives, it could impact the Company’s future results of operations, including revenue and net income. In addition, the Company may seek to undertake one or more deleveraging transactions which may include purchases of its outstanding indebtedness through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company may determine. The Company does not know if or when it would consummate any such transactions, or alternative transactions, or the final terms of any such transactions. While the Company believes it will be able to successfully execute certain of these alternatives and meet its debt maturities in 2012 and 2013, the Company’s failure to execute on such alternatives or generate positive cash flow from its business could raise doubt about its ability to continue as a going concern, which could, among other things, negatively impact its various business relationships and, as a result, its results of operations, cash flows and liquidity.

Potential Private-Label Relationship

The Company is also pursuing additional private-label relationships and is in advanced discussions with a financial firm which may result in what the Company believes to be a significant private-label relationship, although there can be no assurance that the Company will be able to reach an agreement with this financial firm. This transaction would likely require the Company to assume a significant number of employees as well as take on new office space and incur additional start-up costs; however, the Company expects such costs to be offset by incremental revenue from this contemplated relationship.

Consumer Financial Protection Bureau Investigation

In January 2012, the Consumer Financial Protection Bureau (the “CFPB”) notified the Company that the CFPB had opened an investigation to determine whether mortgage insurance premium ceding practices to the Company’s captive reinsurers comply with the Real Estate Settlement Procedures Act and other laws enforced by the CFPB and requested certain related documents and information for review. The Company has provided reinsurance services in exchange for the premiums ceded, and believes that it has complied with the Real Estate Settlement Procedures Act and other laws. The Company has not provided reinsurance on loans originated after 2009. There can be no assurance whether or not this investigation will result in the imposition of any penalties and fines against the Company or its subsidiaries.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the prospectus supplement relating to the Offering, and the accompanying prospectus, as well as our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated January 10, 2012 announcing the proposed offering of convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary

Dated: January 10, 2012

Index to Exhibits

Exhibit Number	Description
99.1	Press release, dated January 10, 2012 announcing the proposed offering of convertible senior notes.